Prospectus Supplement Filed Pursuant to Rule 424(b)(3)

Registration No. 333-222325

A Minimum of 300,000 and a maximum of 600,000 Shares of Common Stock

Webstar Technology Group, Inc.

4231 Walnut Bend

Jacksonville, Florida 32257

(888) 405-7860

Purchase Price: $0.10 per share

Minimum Offering: $30,000

Maximum Offering: $60,000

(To Prospectus Dated May 1, 2020)

This Prospectus Supplement No. 1, dated May 8, 2020 (“Supplement No. 1”), filed by Webstar Technology Group, Inc. (the “Company”), modifies and supplements certain information contained in the Company’s prospectus, dated May 1, 2020 (as amended and supplemented from time to time, the “Prospectus”). This Supplement No. 1 is not complete without, and may not be delivered or used except in connection with, the Prospectus, including all amendments and supplements thereto. The Prospectus relates to the sale, from time to time, of a minimum of 300,000 and a maximum of 600,000 shares of our common stock at a fixed price of $0.10 per share (the “Offering”).

The information attached to this Supplement No. 1 modifies and supersedes, in part, the information contained in the Prospectus. Any information that is modified or superseded in the Prospectus shall not be deemed to constitute a part of the Prospectus, except as so modified or superseded by this Supplement No. 1. This Supplement No. 1 includes the attached Form 10-Q for the quarter ended March 31, 2020, as filed by the Company with the Securities and Exchange Commission on May 8, 2020.

We may further amend or supplement the Prospectus from time to time by filing additional amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make an investment decision.

Prior to this Offering, no public market has existed for our common stock. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by the OTC Markets Group. There is no assurance that the shares will ever be quoted on the OTCQB. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock. As of the date of this prospectus, we have not made any arrangement with any market makers to quote our shares.

Investing in our common stock involves risks. Before making any investment in our securities, you should read and carefully consider risks described in the “Risk Factors” section beginning on page 6 of the Prospectus.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if the Prospectus, or any of the supplements or amendments relating thereto, is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Supplement No. 1 May 8, 2020

*******

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 10-Q

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2020

[  ] Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from ___________ to ___________

Commission File Number 333-222325

Webstar Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	37-1780261
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4231 Walnut Bend Jacksonville, Florida 32257	32257
(Address of principal executive offices)	(Zip code)

(888) 405-7860 (Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes [X] No [  ]

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).

Yes [X] No [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Indicate by check mark whether the registrant is a shell company (as defined in Exchange Act Rule 12b-2 of the Exchange Act): Yes [  ] No [X]

As of May 5, 2020, there were 139,300,000, shares of common stock, $0.0001 par value per share and 1,000 shares of Series A Preferred stock, $0.0001 par value per share of the registrant outstanding.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Quarterly Report on Form 10-Q contains “forward-looking statements.” Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

We cannot predict all of the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this Quarterly Report on Form 10-Q and include information concerning possible or assumed future results of our operations, including statements about future business and financial performance or conditions, anticipated sales growth across markets, distribution channels and product categories, competition from larger, more established companies with greater economic resources than we have, expenses and gross margins, profits or losses, new product introductions, financing and working capital requirements and resources, control by our principal equity holders and the other factors set forth under “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 23, 2020.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the Quarterly Report on Form 10-Q. All subsequent written and oral forward-looking statements concerning other matters addressed in this Quarterly Report on Form 10-Q and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this Quarterly Report on Form 10-Q.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

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PART I – FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS.

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Webstar Technology Group, Inc.

Condensed Balance Sheets

(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS

Current assets
Cash	$8,424	$36,535
Accounts receivable	3,842	1,398
Prepaid expenses	-	1,125
Total current assets	12,265	39,058
Right-of-use assets	6,240	6,555
Intangible asset - net of accumulated amortization of $10,800 and $10,400 at March 31, 2020 and December 31, 2019, respectively	6,000	6,400
Total assets	$24,506	$52,013

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$30,997	$5,609
Accrued salaries and related expenses	578,225	309,444
Due to stockholder	643,434	583,084
Lease liability	1,352	1,327
Total current liabilities	1,254,008	899,464
Lease liability - net of current portion	5,012	5,360
Total liabilities	1,259,021	904,824

Commitments and contingencies (Note 7)

Stockholders’ deficit
Preferred stock, $0.0001 par value; Authorized 1,000,000 shares, 1,000 shares designated as Series A Preferred; none issued and outstanding	-	-
Common stock, $0.0001 par value; Authorized 300,000,000 shares; 114,300,000 issued and outstanding as of March 31, 2020 and December 31, 2019	11,430	11,430
Additional paid-in-capital	6,354,443	6,354,443
Accumulated deficit	(7,600,389)	(7,218,684)
Total stockholders’ deficit	(1,234,515)	(852,811)

Total liabilities and stockholders’ deficit	$24,506	$52,013

The accompanying notes are an integral part of these unaudited condensed financial statements.

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Webstar Technology Group, Inc.

Condensed Statements of Operations

(Unaudited)

	For the Three Months Ended March 31,
	2020	2019

Revenue	$1,698	$1,598
Cost of sales	400	400
Gross profit	1,298	1,198
Operating expenses
Salaries and related expenses	291,581	173,019
Consulting fees	17,100	64,500
General and administrative	74,321	54,144
Total operating expenses	383,002	291,663

Net loss before taxes	(381,704)	(290,465)
Income tax expense	-	-
Net loss	$(381,704)	$(290,465)

Net loss per share-basic and diluted	$(0.00)	$(0.00)
Weighted average shares outstanding-basic and diluted. (This reflects a common stock dividend issued on April 21, 2020, see Note 8).	139,300,000	139,300,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

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Webstar Technology Group, Inc.

Condensed Statements of Stockholders’ Deficit

For the Three Months Ended March 31, 2020 and 2019

(Unaudited)

					Additional		Total
	Preferred Stock		Common Stock		Paid-in-	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2019	-	$-	114,300,000	$11,430	$6,354,443	$(7,218,684)	$(852,811)
Net loss	-	-	-	-	-	(381,704)	(381,704)
Balance at March 31, 2020	-	$-	114,300,000	$11,430	$6,354,443	$(7,600,388)	$(1,234,515)

Balance at December 31, 2018	-	$-	114,300,000	$11,430	$-	$(6,103,268)	$(6,091,838)
Net loss	-	-	-	-	-	(290,465)	(290,465)
Balance at March 31, 2019	-	$-	114,300,000	$11,430	$-	$(6,393,733)	$(6,382,303)

The accompanying notes are an integral part of these unaudited condensed financial statements.

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Webstar Technology Group, Inc.

Condensed Statements of Cash Flows

	For the Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net loss	$(381,704)	$(290,465)

Adjustments to reconcile net loss to cash used in operating activities
Stock compensation expense	-	25,000
Amortization expense	400	400
Amortization of debt issuance costs	-	15,000
Non-cash lease expense	315	-
Change in assets and liabilities
Accounts receivable	(2,444)	1,156
Prepaid expenses	1,125	-
Accounts payable	25,388	12,921
Accrued salaries and related expense	268,781	148,019
Accrued consulting fees	-	4,000
Accrued consulting - related party	-	60,000
Accrued professional fees	-	(10,333)
Lease liabilities	(322)	-
Net cash used in operating activities	(88,461)	(34,302)

Cash flows from financing activities
Proceeds from note payable	-	25,000
Advances from stockholder	60,710	221,450
Repayments of stockholder advances	(360)	(162,117)
Net cash provided by financing activities	60,350	84,333

Net increase (decrease) in cash	(28,111)	50,031
Cash at beginning of the period	36,535	5,241
Cash at end of the period	$8,424	$55,272

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

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WEBSTAR TECHNOLOGY GROUP, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS

Webstar Technology Group, Inc. (the “Company”) was incorporated in Wyoming on March 10, 2015. The Company was established for the operation of certain licensed and purchased software solutions. Since inception, the Company signed two letters of intent with a related party to license proprietary software technology solutions, i.e., Gigabyte Slayer and WARP-G. The Company has been focused in large part on organizational activities and the development of its business plans to license the Gigabyte Slayer software application that is designed to deliver live video streams, video downloads and large data files more efficiently by using new proprietary data compression technology and to license the WARP-G software solution that is designed to enable enterprise customers that transmit live video streams, video downloads and large data files to push such data over existing pipelines at higher speeds in less time also by using new proprietary data compression technology. Further, the Company purchased the intellectual property rights for the Webstar eCampus virtual classroom access platform from a related party. The Company completed the license of Gigabyte Slayer and WARP-G software on April 21, 2020 and is now developing the marketing plan to sub-license the software.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements are prepared in accordance with Rule 8-01 of Regulation S-X of the Securities Exchange Commission (“SEC”). Accordingly, certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures included in these unaudited condensed financial statements are adequate to make the information presented not misleading. The unaudited condensed financial statements included in this document have been prepared on the same basis as the annual financial statements, and in our opinion reflect all adjustments, which include normal recurring adjustments necessary for a fair presentation in accordance with US GAAP and SEC regulations for interim financial statements. The results for the three months ended March 31, 2020 are not necessarily indicative of the results that the Company will have for any subsequent period or for the calendar year ended December 31, 2020. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and the notes to those statements for the year ended December 31, 2019 which was filed with the SEC on March 23, 2020.

Liquidity, Going Concern and Uncertainties

These unaudited condensed financial statements have been prepared in conformity with US GAAP which contemplate continuation of the Company as a going concern. Commercial operations have not generated sufficient revenues to enable profitability. As of March 31, 2020, the Company had an accumulated deficit of $7,600,388 and has incurred net losses of $381,704 for the three months ended March 31, 2020. Additionally, the Company had negative cash flows from operations of $88,461 for the three months ended March 31, 2020 and the Company’s working capital at March 31, 2020 was a negative $1,241,743. Based on the current business plans and the Company’s operating requirements, management believes that the existing cash at March 31, 2020 will not be sufficient to fund operations for at least the next twelve months following the issuance of these condensed financial statements. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

The Company’s continued operations will depend on its ability to raise additional capital through various potential sources, such as its initial public offering, future equity offerings and/or debt financings, strategic relationships, and to successfully execute its business plans. Management is actively pursuing financing, but can provide no assurances that such financing will be available on acceptable terms, or at all. Without this funding, the Company could be required to delay, scale back or eliminate some or all of its business plans which would likely have a material adverse effect on the Company.

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The unaudited condensed financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Generally, the Company’s operations are subject to a number of factors that can affect its operating results and financial condition. Such factors include, but are not limited to, the results of its marketing efforts to attract users for its software solutions, the successful launch and the acceptance of its software solutions in the marketplace, competition of its software solutions, attraction of talented and skilled employees to support the business and the ability to raise capital to support its operations.

Use of Estimates

The preparation of the unaudited condensed financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Certain of our estimates could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. We re-evaluate all of our accounting estimates at least quarterly based on these conditions and record adjustments when necessary. Significant estimates made by management include the valuation of deferred tax assets and fair value of stock based compensation.

Fair Value of Financial Instruments and Fair Value Measurements

The carrying amounts reported in the balance sheets for cash, accounts receivable, accounts payable, deferred revenue, accrued expenses, and due to stockholder approximate their fair market value based on the short-term maturity of these instruments. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of March 31, 2020 and December 31, 2019.

Cash

The Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less. There are no cash equivalents at March 31, 2020 or December 31, 2019.

Revenue Recognition

The Company recognizes revenue when control of the promised goods or services are transferred to our customers in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. For student fees, the Company generates student fee revenue by registering each student that participates in an on-line classroom utilizing our eCampus platform. This revenue is earned at the time the on-line class takes place and is accrued during the period whether or not actually billed. The student fees are billed to the college conducting the classes during the period the classes are conducted. There are no prepayments for student fees so there is no deferred revenue related to student fees. The annual fee charged to the college is billed in the first quarter of the year and the income is recognized over the entire year. The Company billed $995 in annual fees in January 2020 and recognized revenue of $249 of the annual fees during the three months ended March 31, 2020. Annual fees paid in advance of services performed are presented as contract liabilities. The Company recognized revenue of $1,698 and $1,598 from student and annual fees during the three months ended March 31, 2020 and 2019, respectively.

Accounts Receivable

Accounts receivable are recorded as revenue is earned and billed during the period the on-line classes are conducted. The billings are due within 30 days of the billing date. If accounts receivable are not paid within 90 days of billing, an allowance for doubtful accounts will be established. Accounts receivable were $3,842 and $1,398 at March 31, 2020 and December 31, 2019, respectively. No provision for doubtful accounts was required at March 31, 2020 or December 31, 2019.

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As of March 31, 2020, and for the three months then ended, the Company had one customer, an educational institution, responsible for 100% of the Company’s accounts receivable and revenues.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee, and director services received in exchange for an award based on the grant-date fair value of the award.

Net Loss per Common Share

The Company reports net loss per share in accordance with ASC Topic 260-10, “Earnings per Share.” Basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of shares of common stock outstanding. Diluted loss per share is computed similarly to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There are no dilutive securities and, therefore, basic and diluted loss per share is the same.

Income Taxes

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending upon the classification of the assets or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company follows the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10). Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a “more-likely-than-not” threshold. As of March 31, 2020 and December 31, 2019, the Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying unaudited condensed financial statements.

Leases

The Company accounts for leases under ASU 2016-02. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities on the consolidated balance sheets. The Company leases an office space and office equipment used to conduct our business. On January 1, 2019, the Company adopted ASU No. 2016-02, applying the package of practical expedients to leases that commenced before the effective date whereby the Company elected to not reassess the following: (i) whether any expired or existing contracts contain leases; (ii) the lease classification for any expired or existing leases; and (iii) initial direct costs for any existing leases. For contracts entered into on or after the effective date, at the inception of a contract the Company assess whether the contract is, or contains, a lease. Our assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether we have the right to direct the use of the asset. The Company allocates the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. Leases entered into prior to January 1, 2019, are accounted for under ASC 840 and were not reassessed. We have elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a term of 12 months or less.

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Operating lease ROU assets represent the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Operating lease expense is recognized on a straight-line basis over the lease term and is included in general and administrative expenses in the unaudited condensed statements of operations.

Reclassifications

Certain reclassification of prior period amounts have been made to conform to the 2020 presentation. These reclassifications had no effect on net loss or loss per share previously reported.

NOTE 3 – STOCK COMPENSATION

During the three months ended March 31, 2019, the Company awarded 25,000 shares of the Company’s common stock to an entity who provided services to the Company. The Company determined the fair value of the common stock to be $1.00 per share based on the share price of an anticipated offering of its common stock and recorded stock based compensation in salaries and related expense of $0 and $25,000 for the three month periods ended March 31, 2020 and 2019, respectively, in the unaudited condensed statement of operations. The shares have not been issued. As of the date of the filing this report, all shares previously granted to employees, officers, directors, and service providers, including the 25,000 shares mentioned above, were canceled by action of the Board of Directors on November 22, 2019, effective June 30, 2019 which resulted in a decrease to the Company’s accrued stock compensation with an offsetting adjustment to additional paid-in-capital as of June 30, 2019. As of March 31, 2020 and December 31, 2019, the Company had no accrued stock compensation.

NOTE 4 – RELATED PARTY TRANSACTIONS

Mr. James Owens, the founder and controlling stockholder of the Company, who was appointed as Chairman of the Company’s Board of Directors and the Company’s Chief Technology Officer on July 3, 2019, advances the Company money as needed for working capital needs. During the three months ended March 31, 2020, Mr. Owens loaned the Company $60,710. The Company repaid Mr. Owens $360 during the three months ended March 31, 2020. The unaudited condensed financial statements reflect a “Due to stockholder” liability which was $643,434 and $583,084 at March 31, 2020 and December 31, 2019, respectively, representing advances that remain due to Mr. Owens. The loans from Mr. Owens are pursuant to an oral agreement, are non-interest bearing and payable upon demand by Mr. Owens.

On February 21, 2020, effective January 1, 2020, the Company entered into executive employment agreements with Don D. Roberts as its President and Chief Executive Officer, Harold E. Hutchins as its Chief Financial Officer, and James Owens as its Chief Technology Officer. The details of these agreements are found in Note 7 below (Commitments). The agreements contain salaries of $350,000 and auto allowances of $12,000 per year for each of the executives. As of March 31, 2020, the accrued salaries resulting from these employment agreements were $241,500 and the accrued auto allowances were $7,200 which have been included in accrued salaries and related expenses on the unaudited condensed balance sheets. There were no accruals for these agreements in 2019. The salaries and related expenses related to these agreements for the three months ended March 31, 2020 were $271,500 and $0 for the three months ended March 31, 2019 and are included on the accompanying unaudited condensed statements of operations. During the three months ended March 31, 2020, Mr. Hutchins was paid $21,000 in consulting fees and $1,800 in auto allowances. The amounts paid to Mr. Hutchins were offset against his employment agreement amounts and therefore not accrued.

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NOTE 5 – LEASES

As of March 31, 2020, the Company has one lease for a copier that meets the provisions of ASU 2016-02 which requires the recognition of a right-of-use asset representing the rights to use the underlying leased asset for the lease terms with an offsetting lease liability. Operating lease expense is recognized on a straight-line basis over the lease term. During the three months ended March 31, 2020 and 2019, the Company recorded $555 and $0, respectively, as operating lease expense which is included in general and administrative expenses on the condensed statements of operations. As of March 31, 2020 and December 31, 2019, the unamortized right-of-use assets resulting from the lease was $6,240 and $6,555, respectively, and the lease liabilities were $6,364 and 6,687, respectively. The Company had no lease agreements as of March 31, 2019.

The Company entered into an operating lease for a copy machine with a commencement date of June 10, 2019. The term of the lease is 60 months with no extension or buy-out provision at lease end. The monthly lease payments are $149. The Company utilized an incremental borrowing base of 7.5% to determine the present value of the lease liability associated with this copier lease.

The table below reconciles the undiscounted future minimum lease payments (displayed by year and in the aggregate) under the noncancelable copier operating lease to the total operating lease liabilities recognized on the unaudited condensed balance sheets as of March 31, 2020:

		Undiscounted
		Lease
	Year	Payments
Copier Lease	2020 (remainder of year)	$1,337
	2021	1,783
	2022	1,783
	2023	1,783
	2024	743
	Total	7,429
	Less: present value discount	(1,065)
	Total operating lease liabilities	$6,364

NOTE 6 - EQUITY

Series A Preferred Stock

On March 16, 2020, the Company amended its Articles of Incorporation as filed with the Secretary of State of the State of Wyoming to designate as set forth in the Certificate of Designations (the “Certificate”) the Series A Preferred Stock as a series of preferred stock of the Company. 1,000 shares of Series A Preferred Stock are authorized in the Certificate. The Series A Preferred Stock has voting rights equivalent to three times the total voting power of the total common stock outstanding at any time. The Series A Preferred Stock has no transfer rights, no conversion rights, no dividends, and no liquidation preference.

NOTE 7 - COMMITMENTS

Commitments

Executive Employment Agreements

James Owens. On February 21, 2020, the Company’s Board of Directors approved and executed, effective January 1, 2020, an employment agreement with Mr. Owens to serve as its Chief Technology Officer. The term of this agreement is indefinite and may be terminated by either party at any time provided that prior to termination, twenty (20) business day notice is delivered to the other party. The agreement further provides that if the termination is by the Company, other than ‘for cause’, the Company will pay to employee a one-time payment equal to one year’s salary, two years’ salary if due to a change of control. Additionally, the agreement provides that Mr. Owens’ compensation will be: (i) salary of $350,000 per year, (ii) auto allowance of $1,000 per month, (iii) vacation of 4 weeks per year, and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to our officers and directors.

Don D. Roberts. Prior to February 21, 2020, the Company did not have any written employment agreement or other formal compensation agreement with Mr. Roberts. On February 21, 2020, the Company’s Board of Directors approved and executed, effective January 1, 2020, an employment agreement with Mr. Roberts to serve as its Chief Executive Officer. The term of this agreement is indefinite and may be terminated by either party at any time provided that prior to termination, twenty (20) business day notice is delivered to the other party. The agreement further provides that if the termination is by the Company, other than ‘for cause’, the Company will pay to employee a one-time payment equal to one year’s salary, two years’ salary if due to a change of control. Additionally, the agreement provides that Mr. Roberts’ compensation will be: (i) salary of $350,000 per year, (ii) auto allowance of $1,000 per month, (iii) vacation of 4 weeks per year, and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to our officers and directors.

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Harold E. Hutchins. Prior to February 21, 2020, the Company did not have any written employment agreement or other formal compensation agreement with Mr. Hutchins. On February 21, 2020, the Company’s Board of Directors approved and executed, effective January 1, 2020, an employment agreement with Mr. Hutchins to serve as its Chief Financial Officer. The term of this agreement is indefinite and may be terminated by either party at any time provided that prior to termination, twenty (20) business day notice is delivered to the other party. The agreement further provides that if the termination is by the Company, other than ‘for cause’, the Company will pay to employee a one-time payment equal to one year’s salary, two years’ salary if due to a change of control. Additionally, the agreement provides that Mr. Hutchins’ compensation will be: (i) salary of $350,000 per year, (ii) auto allowance of $1,000 per month, (iii) vacation of 4 weeks per year, and (iii) the right to participate in any other bonus or compensation plan established by the Company’s board of directors and made available to our officers and directors.

Refer to Note 4 for amounts related to these employment agreements accrued as of March 31, 2020.

NOTE 8– SUBSEQUENT EVENTS

Subsequent Events

Mr. James Owens, the Chairman of the Board, Chief Technology Officer, founder, and controlling shareholder of the Company, loaned the Company $14,995 subsequent to March 31, 2020 through the date of this report.

On April 2, 2020, the Company sold and issued James Owens 1,000 shares of its Series A Preferred Stock at a price of $250 per share pursuant to the subscription agreement. The total price of $250,000 was recorded as a reduction to the due to stockholder account which represents amounts owed to Mr. Owens by the Company.

On April 21, 2020, the Company’s Board of Directors rescinded a subscription agreement with James Owens for the purchase of 25,000,000 shares of the Company’s common stock at a total purchase price of $2,500, previously approved by the Board of Directors on December 14, 2019.

On April 21, 2020, the Company’s Board of Directors approved a common stock dividend to issue each holder of the Company’s common stock a common stock dividend of .218723 shares of common stock per share of the Company’s outstanding common stock.

On April 21, 2020, the Company issued 25,000,000 shares of its common stock to the Company’s common stockholders of record per the common stock dividend declaration. The table below shows all the Company’s stockholders of common stock and the number of shares held by each before and after the common stock dividend:

	12/31/19	% Owned	Dividend	Shares After	% Owned
Common Stockholders Name	# Shares	Pre-Div	Shares	Dividend	After Div
James Owens	97,000,000	84.86%	21,216,098	118,216,098	84.86%
Webstar Networks	17,000,000	14.87%	3,718,285	20,718,285	14.87%
Ashok Mohan	100,000	0.09%	21,872	121,872	0.09%
Michael Foster	75,000	0.07%	16,404	91,404	0.07%
Heather Anan	50,000	0.04%	10,936	60,936	0.04%
John England	75,000	0.07%	16,404	91,404	0.07%
Total	114,300,000	100.00%	25,000,000	139,300,000	100.00%

On April 21, 2020, the Company entered into the License Agreement with Soft Tech to exclusively license, market and distribute Soft Tech’s Gigabyte Slayer and WARP-G software and further develop and commercialize these softwares throughout the world. James Owens, the controlling shareholder of the Company, owns Soft Tech. Pursuant to the terms of the License Agreement, the Company agreed to pay (i) a lump sum licensing fee of $650,000 for each of the two components of Soft Tech’s technology, for a total of $1,300,000 for both the Gigabyte Slayer and WARP-G software payable upon the earlier of closing of an aggregate of $20 million in net capital offering of the Company’s stock or when the Company’s cumulative net sales from the licensed Gigabyte Slayer and WARP-G software reach $20 million and (ii) a royalty rate of 7% based on our net sales of the licensed software. The term of the license agreement is five years with one automatic renewal period.

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ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited condensed financial statements and the notes to those financial statements that are included elsewhere in this report and in conjunction with the audited financial statements and footnotes thereto included in the Company’s annual report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 23, 2020. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Statement Regarding Forward-Looking Statements and Business sections in the audited financial statements and footnotes thereto included in the Company’s annual report on Form 10-K for the year ended December 31, 2019.

Background and Overview

Webstar Technology Group, Inc. (the “Company”) was incorporated in Wyoming on March 10, 2015. The Company was established for the operation of certain licensed and purchased software solutions. Since inception, the Company signed two letters of intent with a related party to license proprietary software technology solutions, i.e., Gigabyte Slayer and WARP-G. The Company has been focused in large part on organizational activities and the development of its business plans to license the Gigabyte Slayer software application that is designed to deliver live video streams, video downloads and large data files more efficiently by using new proprietary data compression technology and to license the WARP-G software solution that is designed to enable enterprise customers that transmit live video streams, video downloads and large data files to push such data over existing pipelines at higher speeds in less time also by using new proprietary data compression technology. Further, the Company purchased the intellectual property rights for the Webstar eCampus virtual classroom access platform from a related party. The Company completed the license of Gigabyte Slayer and WARP-G software on April 21, 2020 and is now developing the marketing plan to sub-license the software.

COVID-19

In March 2020, the World Health Organization declared COVID-19 a global pandemic and recommended containment and mitigation measures worldwide. We are monitoring this closely, and although operations have not been materially affected by the COVID-19 outbreak to date, the ultimate duration and severity of the outbreak and its impact on the economic environment and our business is uncertain.  Accordingly, while we do not anticipate an impact on our operations, we cannot estimate the duration of the pandemic and potential impact on our business. In addition, a severe or prolonged economic downturn could result in a variety of risks to our business, including a possible delay in implementing our business plan. At this time, the Company is unable to estimate the impact of this event on its operations.

Recent Developments

Series A Preferred Stock

On March 16, 2020, the Company amended its Articles of Incorporation as filed with the Secretary of State of the State of Wyoming to designate as set forth in the Certificate of Designations (the “Certificate”) the Series A Preferred Stock as a series of preferred stock of the Company. 1,000 shares of Series A Preferred Stock are authorized in the Certificate. The Series A Preferred Stock has voting rights equivalent to three times the total voting power of the total common stock outstanding at any time. The Series A Preferred Stock has no transfer rights, no conversion rights, no dividends, and no liquidation preference.

The Company entered into a subscription agreement (the “Preferred Subscription Agreement”) pursuant to which the Company agreed to issue and sell to James Owens, the Company’s Chairman of the Board, Chief Technology Officer, founder, and controlling shareholder one thousand (1,000) shares of the Series A Preferred Stock, at a total purchase price of $250,000.

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On April 2, 2020, the Company sold and issued James Owens 1,000 of the Series A Preferred Stock for a total price of $250,000 per the Preferred Subscription Agreement. The total price of $250,000 was recorded as a reduction to the due to stockholder account which represents amounts owed to Mr. Owens by the Company.

Stock Dividends

On April 20, 2020, the Company’s Board of Directors declared a common stock dividend of .218723 shares of common stock per share of the Company’s current outstanding common stock.

On April 21, 2020, the Company issued 25,000,000 shares of its common stock to the Company’s common stockholders of record per the common stock dividend declaration.

Employment Agreements

On January 1, 2020, the Company entered into an Employment Agreement with each James Owens, in his capacity as the Company’s Chief Technology Officer, Donald Roberts, in his capacity as the Company’s President and Chief Executive Officer and Harold Hutchins, in his capacity as the Company’s Chief Financial Officer and Secretary (referred to herein together as the “Employment Agreements” and each as an “Employment Agreement”). Pursuant to each Employment Agreement the Company agreed to compensate, each Mr. Owens, Mr. Roberts and Mr. Hutchins for their services with an annual wage of $350,000 to be paid bi-weekly with an annual performance evaluation. Further, pursuant to the Employment Agreements, each Mr. Owens, Mr. Roberts and Mr. Hutchins will be eligible for an annual bonus as determined by the Company’s Board of Directors (the “Board”). Further, pursuant to each Employment Agreement, in addition to the foregoing compensation, each Mr. Owens, Mr. Roberts and Mr. Hutchins will also receive a $1,000 monthly automobile/mileage allowance and will also be eligible for stock options or grants as granted by the Board. Pursuant to the Employment Agreements, all reasonable expenses arising out of each Mr. Owens, Mr. Roberts and Mr. Hutchins’ employment will be reimbursed by the Company so long as they are incurred for business purposes and supported by appropriate receipts. Each of the Employment Agreements may be terminated by either party with prior notice to the other party of twenty (20) days. If the Company provides a notice of termination of any of the Employment Agreements for a reason other than “Cause,” the Company will pay each Mr. Owens, Mr. Roberts and Mr. Hutchins a one-time payment equivalent to one (1) time the annual salary within thirty (30) days of termination. If a termination of the any of the Employment Agreements is made due to a change of control of the Company, each Mr. Owens, Mr. Roberts and Mr. Hutchins will be paid a one-time payment equivalent to two (2) times the annual salary within thirty (30) days of termination.

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Agreements

Purchase of Webstar eCampus Assets

On June 30, 2017 we entered into an Intellectual Property Purchase Agreement with Webstar Networks (the “IP Purchase Agreement”). Under the terms of this agreement, we purchased all intellectual property associated with the eCampus software and website www.webstarecampus.com and other assets associated with the operation of this website. We refer to these assets as the “Webstar eCampus assets”. On May 12, 2018, we entered into an amendment to the IP Purchase Agreement whereby we completed the purchase of the Webstar eCampus assets and issued 17,000,000 shares of our unregistered common stock and a promissory note in the principal amount of $675,000 payable upon completion of a sale of a minimum of $3,000,000 of our common stock in an offering. On June 30, 2018, we entered into a Second Amendment to the IP Purchase Agreement whereby we agreed with Webstar Networks to increase from $3,000,000 to $5,000,000 the minimum offering amount triggering the $675,000 principal payment under the promissory note. On February 21, 2020 Webstar Networks canceled the $675,000 note, effective December 31, 2019 pursuant to a Cancellation of Amended and Restated Promissory Note Agreement between the Company and Webstar Networks, dated February 21, 2020.

Software Licenses

On April 21, 2020, we entered into the License Agreement with Soft Tech to exclusively license, market and distribute Soft Tech’s Gigabyte Slayer and WARP-G software and further develop and commercialize these softwares throughout the world. James Owens, the controlling shareholder of our Company, owns Soft Tech. Pursuant to the terms of the License Agreement, we agreed to pay (i) a lump sum licensing fee of $650,000 for each of the two components of Soft Tech’s technology, for a total of $1,300,000 for both the Gigabyte Slayer and WARP-G software payable upon the earlier of closing of an aggregate of $20 million in net capital offering of our stock or when our cumulative net sales from the licensed Gigabyte Slayer and WARP-G software reach $20 million and (ii) a royalty rate of 7% based on our net sales of the licensed software. The term of the license agreement is five years with one automatic renewal period.

Plan of Operations

Gigabyte Slayer Software

Gigabyte Slayer is a distinct mobile application created to enable users to transmit more data over existing data streams to optimize data usage across mobile devices including smartphones and tablets. The application is designed to eliminate video streaming delays and reduce customers’ data plan bandwidth usage from any 3G or 4G LTE cell phone network provider. The application is designed to deliver live video streams, video downloads and large data files more efficiently by using new proprietary data compression technology. This technology significantly reduces the data package size and enhances the data traffic control between cell phone provider data downloads and uploads to customers’ mobile devices.

Web browsers perform various levels of caching data, the practice of storing data in and retrieving data from a memory device. Unfortunately, many use unsophisticated cache control capabilities. In comparison, Gigabyte Slayer data compression is capable of optimizing the high bandwidth downloads and returns the data to users’ mobile devices. This process is expected to dramatically reduce the data bandwidth needed when watching online videos, playing online games, or simply downloading large data files. The service is targeted to enter the mobile device market by offering application downloads with a monthly service fee. A smartphone and tablet user utilizing the Gigabyte Slayer application is expected to be able to decrease their data usage on their current data plan, at no additional cost, from their cell phone provider. Further, Gigabyte Slayer is designed to eliminate downloads “buffering” currently experienced by many current applications.

WARP-G Software

WARP-G is a business to business software solution that companies can use on an enterprise wide basis to transmit more data over existing data streams to optimize their data usage. The software is designed to enable enterprise users to deliver faster data streams, experience shorter download/upload times and increase the volume and speed of the data. The software is designed to create less congestion and increase the speed of packets being delivered more efficiently by using new proprietary data compression technology. This technology is expected to allow the enterprise users to push more data through existing pipelines meeting increasing consumer video demands and other large files.

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Webstar eCampus

Webstar eCampus is an affordable, virtual online education and e-learning technology that allows the possibility of almost any organization to offer educational services online. We plan to enhance the Webstar eCampus virtual classroom access platform by incorporating the Gigabyte Slayer data technology which is designed to securely deliver all content at greater efficiency and significantly increase storage capabilities. This enhancement is expected to enable universities and other educational institutions to increase student participation and convenience with an enhanced experience for the students. Students will no longer experience delays in data transmission or “buffering” that is experienced by other online e-learning solutions. Webstar eCampus makes it possible for educators to offer their students visual online access to classroom activities from anywhere in the world. Remote students who use the service will be able to virtually access their classroom via the internet using their web enabled Smartphone, device or computer. The Webstar eCampus software is currently in beta testing and is in use by California College of Early Childhood Development (the “California College”) on a trial basis pursuant to an oral agreement. Under the terms of the oral agreement, the California College has agreed to pay us an annual license fee of $995 plus $195 per classroom per month, and $100 per student per month. Either party may terminate this use right at any time during its month-to-month term. Currently we are dependent on California College for our revenue as they are our only customer at this time.

Designed with customer and user simplicity in mind, there is no complex customer setup, expensive servers or software to buy or build. Webstar eCampus allows classes with increased scheduling flexibility in real time or after hours. It makes it possible and affordable for educators to offer students virtual on-demand classroom activities and to increase their student base and attendance around the world through increased availability and reduced cost of education per student, with enhanced delivery quality. Webstar eCampus offers virtual real-time e-library and e-bookstore capabilities as well as virtual auditorium and student body gathering venues. Ongoing reach of this technology will include the development and implementation of virtual online learning centers in third world countries as well as medical support services and disaster relief services connected to our innovative software and virtual capabilities. Moreover, Webstar eCampus encompasses Cloud learning with secured connection and is smartphone ready.

Results of Operations for the three months ended March 31, 2020 and 2019

The following comparative analysis on results of operations was based primarily on the comparative unaudited condensed financial statements, footnotes and related information for the periods identified below and should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report. The results discussed below are for the three months ended March 31, 2020 and 2019.

Revenue

Revenue was $1,698 and $1,598 for the three months ended March 31, 2020 and 2019, respectively. The quarterly revenue has remained flat due to the Company primarily focusing on completion of its data compression technology. Gross profit was $1,298 and $1,198 for the three months ended March 31, 2020 and 2019. The gross profit also remained flat as the cost of sales was constant.

Operating Expenses

Total operating expenses which are comprised of salaries and related expenses, consulting fees and general and administrative expenses were $383,002 and $291,663 for the three months ended March 31, 2020 and 2019, respectively. The increases are primarily attributable to the increases in salaries and related expenses relative to the new employment agreements of the executive officers and increases in general and administrative expenses due to increased activity preparing for the testing and marketing of the Company’s technology and partially offset by decreases in consulting fees and stock compensation expense.

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Net Loss

The net loss was $381,704 and $290,465 for the three months ended March 31, 2020 and 2019, respectively. The increase in loss is primarily a result of the increase in salaries and related expenses and general and administrative expenses discussed above offset by decreases in consulting fees and stock compensation expenses.

Liquidity, Going Concern and Uncertainties

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. As of March 31, 2020, our working capital deficit amounted to $1,241,743, an increase of $381,337 as compared to working capital deficit of $860,406 as of December 31, 2019. This increase in working capital deficit is primarily a result of a decrease in cash and increases in accounts payable, accrued salaries and related expenses, and borrowings from our majority stockholder.

Net cash used in operating activities was $88,461 during the three months ended March 31, 2020 compared to $34,302 for the three months ended March 31, 2019. The change in cash from operating activities is primarily attributable to an increase in accrued salaries and related expenses due to the employment agreements executed January 1, 2020.

Net cash provided by financing activities was $60,350 during the three months ended March 31, 2020 compared to $84,333 in the three months ended March 31, 2019. The decrease in cash from financing activities was the result of cash received from the issuance of a note payable during the three months ended March 31, 2019.

The unaudited condensed financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. To date, the Company’s commercial operations have not generated adequate revenues to enable profitability. Based on the current business plans and the Company’s operating requirements, management believes that the current cash balance will not be sufficient to fund operations for at least the next twelve months following the issuance of these financial statements. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

The Company’s continued operations will depend on its ability to raise additional capital through various potential sources, such as its planned initial public offering, other equity offerings and/or debt financings, strategic relationships, and to successfully execute its business plans. Management is actively pursuing financing, but can provide no assurances that such financing will be available on acceptable terms, or at all. Without this funding, the Company could be required to delay, scale back or eliminate some or all of its business plans which would likely have a material adverse effect on the Company.

The unaudited condensed financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Generally, the Company’s operations are subject to a number of factors that can affect its operating result and financial condition. Such factors include, but are not limited to, the results of our marketing efforts to promote users for our software solutions, successful launch and acceptance of our software solutions in the marketplace, competition of our software solutions, attraction of talented and skilled employees to support the business and the ability to raise capital to support its operations.

Since our inception, we have been funded by loans from our controlling shareholder, James Owens. The loans from Mr. Owens are pursuant to an oral agreement, are non-interest bearing and payable upon demand by Mr. Owens. Mr. Owens has orally agreed not to demand repayment of his loans until such time as we have sufficient capital resources to repay such loans. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. There can be no assurance that additional capital will be available to us. Since we have no other such arrangements or plans currently in effect, our inability to raise funds for the above purposes that exceed our current working capital will have a severe negative impact on our ability to remain a viable company.

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We have incurred significant losses since our inception on March 10, 2015. We had a net loss for the three month period ended March 31, 2020 of $381,704 and an accumulated deficit as of March 31, 2020 of $7,600,388. In the event we are unable to sell at least $30,000 of our common stock in a planned offering of our common stock and secure a line of credit from a related company, we will continue to operate the Webstar eCampus software virtual classroom access platform but delay, scale back or eliminate some or all of our additional business plans until we raise additional capital. There can be no assurance that the offering will commence as planned or that any funds can be raised thereunder. Since we have no agreement or arrangements for any future funding from Mr. Owens, we are unable to determine how long we will be able to operate our business. This raises substantial doubt about our ability to continue as a going concern.

Management’s plan is to obtain such resources for our capital needs by obtaining capital from management and significant shareholders sufficient to meet its operating expenses while seeking to raise capital from an offering of our common stock. However, management cannot provide any assurances that we will be successful in accomplishing any of our plans.

Our ability to continue as a going concern is dependent upon our ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if we were unable to continue as a going concern.

Critical Accounting Policies and Estimates

Our significant accounting policies are more fully described in the notes to our unaudited condensed financial statements included herein for the three month period ended March 31, 2020 and in the notes to our annual report 10-K which includes audited financial statements for the years ended December 31, 2019 and 2018. We believe that the accounting policies below are critical for one to fully understand and evaluate our financial condition and results of operations.

Use of Estimates

The preparation of the unaudited condensed financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Certain of our estimates, including evaluating the collectability of accounts receivable, could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. We re-evaluate all of our accounting estimates at least quarterly based on these conditions and record adjustments when necessary. Significant estimates made by management include the valuation of deferred tax assets and fair value of stock based compensation.

Revenue Recognition

The Company recognizes revenue when control of the promised goods or services are transferred to our customers in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. For student fees, we generate student fee revenue by registering each student that participates in an on-line classroom utilizing our eCampus platform. This revenue is earned at the time the on-line class takes place and is accrued during the period whether or not actually billed. The student fees are billed to the college conducting the classes during the period the classes are conducted. There are no prepayments for student fees so there is no deferred revenue related to student fees. The annual fee charged to the college is billed in the first quarter of the year and the income is recognized over the entire year. The Company billed $995 in annual fees in January 2020 and recognized revenue of $249 of the annual fees during the three months ended March 31, 2020. Annual fees paid in advance of services performed are presented as contract liabilities. The Company recognized revenue of $1,698 and $1,598 from student and annual fees during the three months ended March 31, 2020 and 2019, respectively.

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Stock Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee, and director services received in exchange for an award based on the grant-date fair value of the award.

Leases

The Company accounts for leases under ASU 2016-02. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities on the consolidated balance sheets. The Company leases an office space and office equipment used to conduct our business. On January 1, 2019, the Company adopted ASU No. 2016-02, applying the package of practical expedients to leases that commenced before the effective date whereby the Company elected to not reassess the following: (i) whether any expired or existing contracts contain leases; (ii) the lease classification for any expired or existing leases; and (iii) initial direct costs for any existing leases. For contracts entered into on or after the effective date, at the inception of a contract the Company assess whether the contract is, or contains, a lease. Our assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether we have the right to direct the use of the asset. The Company allocates the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. Leases entered into prior to January 1, 2019, are accounted for under ASC 840 and were not reassessed. We have elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a term of 12 months or less.

Operating lease ROU assets represent the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Operating lease expense is recognized on a straight-line basis over the lease term and is included in general and administrative expenses in the unaudited condensed statements of operations. During the three months ended March 31, 2020 and 2019, the Company recorded $555 and $0, respectively, as operating lease expense which is included in general and administrative expenses on the condensed statements of operations. As of March 31, 2020 and December 31, 2019, the unamortized right-of-use assets resulting from the lease was $6,240 and $6,555, respectively, and the lease liabilities were $6,364 and 6,687, respectively. The Company had no lease agreements as of March 31, 2019.

Reclassifications

Certain reclassification of prior period amounts have been made to conform to the 2020 presentation. These reclassifications had no effect on net loss or loss per share previously reported.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

As a “smaller reporting company,” we are not required to provide the information required by Item 3.

ITEM 4.	CONTROLS AND PROCEDURES.

Evaluation of Disclosure Controls and Procedures

Pursuant to Rule 13a-15(b) under the Securities Exchange Act of 1934 (“Exchange Act”), the Company carried out an evaluation, with the participation of the Company’s management, including the Company’s Chief Executive Officer and Chief Financial Officer (the Company’s principal executive officer and principal financial officer), of the effectiveness of the Company’s disclosure controls and procedures (as defined under Rule 13a-15(e) under the Exchange Act) as of the end of the quarter covered by this report. Based on that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that, as of the end of the period covered by this report, the Company’s disclosure controls and procedures were not effective to ensure that information required to be included in our periodic SEC filings is recorded, processed, summarized, and reported within the time periods specified in the SEC rules and forms, due to the material weaknesses identified in our annual report 10-K.

Changes in Internal Controls over financial reporting

There has been no change in our internal control over financial reporting occurred during the quarter ended March 31, 2020, that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

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PART II – OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

ITEM 1A.	RISK FACTORS

There have been no material changes from the risk factors disclosed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 23, 2020.

ITEM 2.	Unregistered Sales of Equity Securities and Use of Proceeds.

None.

ITEM 3.	Defaults Upon Senior Securities.

None.

ITEM 4.	Mine Safety Disclosures.

Not applicable.

ITEM 5.	Other Information.

None.

ITEM 6.	EXHIBITS.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Exclusive Technology Marketing and License Agreement dated April 21, 2020 by and between the Company and Soft Tech Development Corp. (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on April 21, 2020).

31.1*	Certification of Principal Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2*	Certification of Principal Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1*	Certification of Principal Executive Officer and Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Webstar Technology Group, Inc.

Dated: May 8, 2020	By:	/s/ Don D. Roberts
Don D. Roberts
Chief Executive Officer
(principal executive officer)

Dated: May 8, 2020	By:	/s/ Harold E. Hutchins
Harold E. Hutchins
Chief Financial Officer
(principal financial and accounting officer)

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Exhibit 31.1

CERTIFICATION

I, Donald Roberts, Chief Executive Officer of Webstar Technology Group, Inc. (the “registrant”), certify that:

1.	I have reviewed this quarterly report on Form 10-Q of the registrant for the quarterly period ended March 31, 2020;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 8, 2020

/s/ Don D. Roberts
Don D. Roberts
Chief Executive Officer
(principal executive officer)

Exhibit 31.2

CERTIFICATION

I, Harold E. Hutchins Chief Financial Officer of Webstar Technology Group, Inc. (the “registrant”), certify that:

1.	I have reviewed this quarterly report on Form 10-Q of the registrant for the quarterly period ended March 31, 2020;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 8, 2020

/s/ Harold E. Hutchins
Harold E. Hutchins
Chief Financial Officer
(principal financial and accounting officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of Webstar Technology Group, Inc. (the “Company”), for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 8, 2020

/s/ Don D. Roberts
Don D. Roberts
Chief Executive Officer
(principal executive officer)

/s/ Harold E. Hutchins
Harold E. Hutchins
Chief Financial Officer
(principal financial and accounting officer)